 As filed with the Securities and Exchange Commission on January 26, 1999
                                                     Registration No. 333-70121

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                             AMENDMENT NO. 2
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                VERISIGN, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                7371                            94-3221585
 (State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)         Classification Code Number)            Identification Number)

                                ---------------

                              1390 Shorebird Way
                     Mountain View, California 94043-1338
                                (650) 961-7500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                                 Dana L. Evan
                            Chief Financial Officer
                                VeriSign, Inc.
                              1390 Shorebird Way
                     Mountain View, California 94043-1338
                                (650) 961-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                ---------------

                                  Copies to:

   Laird H. Simons III, Esq.           Timothy Tomlinson, Esq.               Robert P. Latta, Esq.
    Jeffrey R. Vetter, Esq.      Tomlinson Zisko Morosoli & Maser LLP        Chris F. Fennell, Esq.
    Tyler R. Cozzens, Esq.                200 Page Mill Road                Chris E. Montegut, Esq.
   R. Gregory Roussel, Esq.                  Second Floor                    Priya S. Cherian, Esq.
      Fenwick & West LLP           Palo Alto, California 94306-2022    Wilson Sonsini Goodrich & Rosati,
     Two Palo Alto Square                   (650) 325-8666                  Professional Corporation
 Palo Alto, California 94306-2105                                              650 Page Mill Road
        (650) 494-0600                                                  Palo Alto, California 94304-1050
                                                                                 (650) 493-9300

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  This Amendment has been filed for the sole purpose of filing exhibits to Registrant's Registration Statement on Form S-1 (File Number 333-70121) that was initially filed with the Securities and Exchange Commission on January 5, 1999.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

  The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee, NASD filing fee and Nasdaq National Market application fee are estimates.

   SEC Registration Fee............................................ $ 48,681.93
   NASD Filing Fee.................................................   18,675.75
   Nasdaq National Market Application Fee..........................   17,500.00
   Printing........................................................  100,000.00
   Legal Fees and Expenses.........................................  150,000.00
   Accounting Fees and Expenses....................................  150,000.00
   Blue Sky Fees and Expenses......................................   10,000.00
   Transfer Agent and Registrar Fees...............................   20,000.00
   Miscellaneous...................................................   35,142.32
                                                                    -----------
     Total......................................................... $550,000.00
                                                                    ===========

ITEM 14. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

  As permitted by the Delaware General Corporation Law, the Registrant's Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws, which will become effective upon the completion of this offering, provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement,
(iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive.

  The Registrant has entered into Indemnification Agreements with each of its current directors and certain of its executive officers and intends to enter into such Indemnification Agreements with each of its other executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

  Reference is also made to Article VIII of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant's Certificate of Incorporation, Amended and Restated Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

  The Registrant has obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $5 million.

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                       Exhibit
   Document                                                            Number
   --------                                                            -------
   Underwriting Agreement (draft dated January 4, 1999)...............   1.01
   Third Amended and Restated Certificate of Incorporation of
    Registrant........................................................   3.01
   Amended and Restated Bylaws of Registrant..........................   3.02
   Form of Indemnification Agreement..................................  10.05

ITEM 15. Recent Sales of Unregistered Securities.

  The following table sets forth information regarding all securities sold by the Registrant since December 31, 1995.

                                                                Aggregate
        Name or             Date        Title of       Number   Purchase     Form of
   Class of Purchaser     of Sale      Securities     of Shares   Price   Consideration
   ------------------     -------  ------------------ --------- --------- -------------
Kleiner Perkins Caufield  2/20/96  Series B Preferred 1,153,207 2,825,357     Cash
 & Byers VII............           Stock (1)
KPCB VII Founders Fund..  2/20/96  Series B Preferred   125,947   308,570     Cash
                                   Stock (1)
KPCB Information          2/20/96  Series B Preferred    32,799    80,358     Cash
 Sciences Zaibatsu Fund            Stock (1)
 II.....................
Bessemer Venture          2/20/96  Series B Preferred   187,819   460,157     Cash
 Partners DCI...........           Stock (1)
Mitsubishi Corporation..  2/20/96  Series B Preferred    72,026   176,464     Cash
                                   Stock (1)
Security Dynamics         2/20/96  Series B Preferred    72,026   176,464     Cash
 Technologies, Inc. ....           Stock (1)
Intel Corporation.......  2/20/96  Series B Preferred   144,052   352,927     Cash
                                   Stock (1)
Ameritech Development     2/20/96  Series B Preferred    72,026   176,464     Cash
 Corporation............           Stock (1)
GC&H Investments........  2/20/96  Series B Preferred     5,589    13,693     Cash
                                   Stock (1)
Visa International        2/20/96  Series B Preferred   144,052   352,927     Cash
 Service Association....           Stock (1)
Fischer Security          2/20/96  Series B Preferred    72,026   176,464     Cash
 Corporation L.L.C. ....           Stock (1)
First TZMM Investment     2/20/96  Series B Preferred    17,554    43,007     Cash
 Partnership............           Stock (1)
Cisco Systems, Inc. ....  11/18/96 Series C Preferred   812,500 6,500,000     Cash
                                   Stock (1)
Microsoft Corporation...  11/18/96 Series C Preferred   812,500 6,500,000     Cash
                                   Stock (1)

                                                                          Aggregate
        Name or                                Title of       Number       Purchase        Form of
   Class of Purchaser      Date of Sale       Securities     of Shares      Price       Consideration
   ------------------      ------------   ------------------ ---------    ----------    -------------
Venture Fund I, L.P. ...     11/18/96     Series C Preferred   250,000     2,000,000      Cash
                                          Stock (1)
COMCAST Investment           11/18/96     Series C Preferred   250,000     2,000,000      Cash
 Holdings, Inc. ........                  Stock (1)
First Data Corporation..     11/18/96     Series C Preferred   250,000     2,000,000      Cash
                                          Stock (1)
Intuit Inc. ............     11/18/96     Series C Preferred   250,000     2,000,000      Cash
                                          Stock (1)
Reuters New Media            11/18/96     Series C Preferred   250,000     2,000,000      Cash
 Inc. ..................                  Stock (1)
SOFTBANK Ventures,           11/18/96     Series C Preferred   250,000     2,000,000      Cash
 Inc. ..................                  Stock (1)
Merrill Lynch & Co.,         11/18/96     Series C Preferred   250,000     2,000,000      Cash
 Incorporated...........                  Stock (1)
Amerindo Technology          11/18/96     Series C Preferred    62,500       500,000      Cash
 Growth Fund II.........                  Stock (1)
Attractor L.P. .........     11/18/96     Series C Preferred    62,500       500,000      Cash
                                          Stock (1)
Chancellor LGT Asset         11/18/96     Series C Preferred    62,500       500,000      Cash
 Management.............                  Stock (1)
Gemplus.................     12/17/96     Series C Preferred    62,500       500,000      Cash
                                          Stock (1)
26 consultants..........  3/28/96-1/29/98 Common Stock          90,405       172,150      Services
63 employee or director   2/27/96-1/29/98 Common Stock       2,069,625(2)    796,543      Cash
 optionees..............                  (option exercises)
Microsoft Corporation...     11/20/97     Common Stock         100,000       800,000      (3)
VeriFone, Inc./Hewlett-
 Packard Company........     11/20/97     Common Stock         250,000     2,000,000      (4)
Stockholders of
 SecureIT, Inc. ........      7/6/98      Common Stock       1,666,186    70,084,966(5)   (6)

--------
(1) Each share of preferred stock automatically converted into one share of common stock upon the closing of VeriSign's initial public offering.

(2) Of these shares, 78,125 were repurchased by cancellation of a promissory note in the amount of $9,375, and 442,922 were subject to repurchase at December 31, 1998. The repurchase right lapses ratably over four years.

(3) The shares of common stock were issued in connection with a preferred provider agreement with VeriSign.

(4) The shares of common stock were issued in connection with the execution of certain agreements, including a settlement of claims, with VeriFone, Inc., which is owned by Hewlett-Packard Company.

(5) Based on the closing price of VeriSign's common stock on July 6, 1998 of $42.063 per share.

(6) All of the issued and outstanding capital stock of SecureIT, Inc.

  All sales of common stock to employees made pursuant to the exercise of stock options granted under VeriSign's stock option plans or pursuant to restricted stock purchase agreements, and all sales to consultants for services, were made pursuant to the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated under the Securities Act.

  All other sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment who represented to the Registrant that the shares were being acquired for investment.

ITEM 16. Exhibits and Financial Statement Schedules.

  (a) The following exhibits are filed herewith:

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
  1.01   Underwriting Agreement (draft dated January 4, 1999).+
  2.01   Agreement and Plan of Reorganization dated as of July 6, 1998 by and between Registrant, VeriSign Merger Corp., SecurelT and the shareholders of SecureIT.(1)
  3.01   Third Amended and Restated Certificate of Incorporation of the
         Registrant.(2)
  3.02   Amended and Restated Bylaws of Registrant.(2)
  4.01   Investors' Rights Agreement, dated November 15, 1996, among the
         Registrant and the parties indicated therein.(2)
  4.02   First Amendment to Amended and Restated Investors' Rights Agreement
         dated as of July 7, 1998 by and between Registrant and certain stockholders of Registrant.(1)
  4.03   Registration Rights Agreement dated as of July 6, 1998 by and between
         Registrant and the former shareholders of SecureIT.(3)
  4.04   Form of Specimen Common Stock Certificate.(2)
  5.01   Opinion of Fenwick & West LLP regarding legality of the securities being registered.
 10.05   Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.(2)
 10.06   Registrant's 1995 Stock Option Plan and related documents.(2)
 10.07   Registrant's 1997 Stock Option Plan.(2)
 10.08   Registrant's 1998 Directors' Stock Option Plan and related documents.(2)
 10.09   Registrant's 1998 Equity Incentive Plan and related documents.(2)
 10.10   Registrant's 1998 Employee Stock Purchase Plan and related documents.(2)
 10.11   Registrant's Executive Loan Program of 1996.(2)
 10.14   Form of Full Recourse Secured Promissory Note and Form of Pledge and
         Security Agreement entered into between the Registrant and certain executive officers.(2)
 10.15   Assignment Agreement, dated April 18, 1995, between the Registrant and
         RSA Data Security, Inc.(2)
 10.16   BSAFE/TIPEM OEM Master License Agreement, dated April 18, 1995, between the Registrant and RSA Data Security, Inc., as amended.(2)
 10.17   Non-Compete and Non-Solicitation Agreement, dated April 18, 1995, between the Registrant and RSA Data Security, Inc.(2)
 10.18   Microsoft/VeriSign Certificate Technology Preferred Provider
         Agreement, effective as of May 1, 1997, between the Registrant and
         Microsoft Corporation.(2)**
 10.19   Master Development and License Agreement, dated September 30, 1997, between the Registrant and Security Dynamics Technologies, Inc.(2)**
 10.20   License Agreement, dated December 16, 1996, between the Registrant and
         VeriSign Japan K.K.(2)
 10.21   Loan Agreement, dated January 30, 1997, between the Registrant and
         Venture Lending & Leasing, Inc.(2)
 10.22   Security Agreement, dated January 30, 1997, between the Registrant and
         Venture Lending & Leasing, Inc.(2)
 10.23   VeriSign Private Label Agreement, dated April 2, 1996, between the
         Registrant and VISA International Service Association.(2)**
 10.24   VeriSign Private Label Agreement, dated October 3, 1996, between the
         Registrant and VISA International Service Association.(2)**
 10.25   Lease Agreement, dated August 15, 1996, between the Registrant and
         Shoreline Investments VII.(2)
 10.26   Lease Agreement, dated September 18, 1996, between the Registrant and
         Shoreline Investments VII.(2)
 10.27   Sublease Agreement, dated September 5, 1996, between the Registrant and Security Dynamics Technologies, Inc.(2)

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.28   Employment Offer Letter Agreement, between the Registrant and Stratton
         Sclavos, dated June 12, 1995, as amended October 4, 1995.(2)
 10.29   Employment and Non-Competition Agreement between SecureIT and Jagtar
         Chaudhry.+
 10.30   Amendment Number One to Master Development and License Agreement dated as of December 31, 1998 between the Registrant and Security Dynamics
         Technologies, Inc.+
 10.31   Amendment Number Two to BSAFE/TIPEM OEM Master License Agreement dated as of December 31, 1998 between the Registrant and RSA Data Security,
         Inc.+
 10.32   Sublease dated as of September 25, 1998 between the Registrant and
         Silicon Graphics, Inc.+
 21.01   Subsidiaries of the Registrant.+
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of KPMG LLP.+
 24.01   Power of Attorney.+
 27.01   Financial Data Schedule (available in EDGAR format only).+

--------
+  Previously filed.
(1) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on July 21, 1998 and incorporated herein by reference.

(2) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (File Number 333-49789) and incorporated herein by reference.

(3) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-58583).

*  to be filed by amendment

** Confidential treatment was received with respect to certain portions of this agreement. Such portions were omitted and filed separately with the Securities and Exchange Commission.

  (b) Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 25th day of January, 1999.

                                          VERISIGN, INC.

                                          By:     /s/ Stratton D. Sclavos
                                            -----------------------------------
                                                    Stratton D. Sclavos
                                               President and Chief Executive
                                                          Officer

  In accordance with the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


Principal Executive Officer:

      /s/ Stratton D. Sclavos        President, Chief Executive     January 25, 1999
____________________________________  Officer and Director
         Stratton D. Sclavos


Principal Financial and Principal Accounting Officer:

          /s/ Dana L. Evan           Vice President of Finance      January 25, 1999
____________________________________  and Administration and
             Dana L. Evan             Chief Financial Officer

Directors:

          D. James Bidzos*           Chairman of the Board          January 25, 1999
____________________________________
           D. James Bidzos


         William Chenevich*          Director                       January 25, 1999
____________________________________
          William Chenevich


          Kevin R. Compton*          Director                       January 25, 1999
____________________________________
          Kevin R. Compton


           David J. Cowan*           Director                       January 25, 1999
____________________________________
           David J. Cowan


         Timothy Tomlinson*          Director and Secretary         January 25, 1999
____________________________________
          Timothy Tomlinson


          /s/ Dana L. Evan
*By: _______________________________
            Dana L. Evan
          Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
  1.01   Underwriting Agreement (draft dated January 4, 1999).+
  2.01   Agreement and Plan of Reorganization dated as of July 6, 1998 by and between Registrant, VeriSign Merger Corp., SecurelT and the shareholders of SecureIT.(1)
  3.01   Third Amended and Restated Certificate of Incorporation of the
         Registrant.(2)
  3.02   Amended and Restated Bylaws of Registrant.(2)
  4.01   Investors' Rights Agreement, dated November 15, 1996, among the
         Registrant and the parties indicated therein.(2)
  4.02   First Amendment to Amended and Restated Investors' Rights Agreement
         dated as of July 7, 1998 by and between Registrant and certain stockholders of Registrant.(1)
  4.03   Registration Rights Agreement dated as of July 6, 1998 by and between
         Registrant and the former shareholders of SecureIT.(3)
  4.04   Form of Specimen Common Stock Certificate.(2)
  5.01   Opinion of Fenwick & West LLP regarding legality of the securities being registered.
 10.05   Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.(2)
 10.06   Registrant's 1995 Stock Option Plan and related documents.(2)
 10.07   Registrant's 1997 Stock Option Plan.(2)
 10.08   Registrant's 1998 Directors' Stock Option Plan and related documents.(2)
 10.09   Registrant's 1998 Equity Incentive Plan and related documents.(2)
 10.10   Registrant's 1998 Employee Stock Purchase Plan and related documents.(2)
 10.11   Registrant's Executive Loan Program of 1996.(2)
 10.14   Form of Full Recourse Secured Promissory Note and Form of Pledge and
         Security Agreement entered into between the Registrant and certain executive officers.(2)
 10.15   Assignment Agreement, dated April 18, 1995, between the Registrant and
         RSA Data Security, Inc.(2)
 10.16   BSAFE/TIPEM OEM Master License Agreement, dated April 18, 1995, between the Registrant and RSA Data Security, Inc., as amended.(2)
 10.17   Non-Compete and Non-Solicitation Agreement, dated April 18, 1995, between the Registrant and RSA Data Security, Inc.(2)
 10.18   Microsoft/VeriSign Certificate Technology Preferred Provider
         Agreement, effective as of May 1, 1997, between the Registrant and
         Microsoft Corporation.(2)**
 10.19   Master Development and License Agreement, dated September 30, 1997, between the Registrant and Security Dynamics Technologies, Inc.(2)**
 10.20   License Agreement, dated December 16, 1996, between the Registrant and
         VeriSign Japan K.K.(2)
 10.21   Loan Agreement, dated January 30, 1997, between the Registrant and
         Venture Lending & Leasing, Inc.(2)
 10.22   Security Agreement, dated January 30, 1997, between the Registrant and
         Venture Lending & Leasing, Inc.(2)
 10.23   VeriSign Private Label Agreement, dated April 2, 1996, between the
         Registrant and VISA International Service Association.(2)**
 10.24   VeriSign Private Label Agreement, dated October 3, 1996, between the
         Registrant and VISA International Service Association.(2)**
 10.25   Lease Agreement, dated August 15, 1996, between the Registrant and
         Shoreline Investments VII.(2)
 10.26   Lease Agreement, dated September 18, 1996, between the Registrant and
         Shoreline Investments VII.(2)
 10.27   Sublease Agreement, dated September 5, 1996, between the Registrant and Security Dynamics Technologies, Inc.(2)

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 10.28   Employment Offer Letter Agreement, between the Registrant and Stratton
         Sclavos, dated June 12, 1995, as amended October 4, 1995.(2)
 10.29   Employment and Non-Competition Agreement between SecureIT and Jagtar
         Chaudhry.+
 10.30   Amendment Number One to Master Development and License Agreement dated as of December 31, 1998 between the Registrant and Security Dynamics
         Technologies, Inc.+
 10.31   Amendment Number Two to BSAFE/TIPEM OEM Master License Agreement dated as of December 31, 1998 between the Registrant and RSA Data Security,
         Inc.+
 10.32   Sublease dated as of September 25, 1998 between the Registrant and
         Silicon Graphics, Inc.+
 21.01   Subsidiaries of the Registrant.+
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of KPMG LLP.+
 24.01   Power of Attorney.+
 27.01   Financial Data Schedule (available in EDGAR format only).+

--------
+  Previously filed.
(1) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on July 21, 1998 and incorporated herein by reference.

(2) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (File Number 333-49789) and incorporated herein by reference.

(3) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-58583).

*  to be filed by amendment

** Confidential treatment was received with respect to certain portions of this agreement. Such portions were omitted and filed separately with the Securities and Exchange Commission.

  (b) Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.